SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
  ------------------------------------------------------------

                             FORM S-8
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933


                        AMDAHL CORPORATION
      (Exact name of registrant as specified in its charter)

Delaware                                               94-1728548
(State or other jurisdiction                        (IRS Employer
of incorporation or organization)             Identification No.)


1250 East Arques Avenue
Sunnyvale, California                                  94088-3470
(Address of Principal                                  (Zip Code)
Executive Offices)

                       AMDAHL CORPORATION
              STOCK OPTION PLAN OF DMR GROUP INC.
                   (Full title of the plans)

                         Bruce J. Ryan
       Executive Vice President, Chief Financial Officer
                    and Corporate Secretary
                       AMDAHL CORPORATION
                    1250 East Arques Avenue
                Sunnyvale, California 94088-3470
            (Name and address of agent for service)

                         (408) 746-6000
 (Telephone number, including area code, of agent for service)

  ------------------------------------------------------------

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will thereafter be effected upon share issuances or option exercises effected under the Amdahl Corporation Stock Option Plan of DMR Group Inc.

                              CALCULATION OF REGISTRATION FEE

                                        PROPOSED       PROPOSED
TITLE OF                                MAXIMUM        MAXIMUM
SECURITIES          AMOUNT              OFFERING       AGGREGATE           AMOUNT OF
TO BE               TO BE               PRICE          OFFERING            REGISTRATION
REGISTERED          REGISTERED          PER SHARE      PRICE               FEE
----------          ----------          ---------      ---------           ------------
common stock         230,563            $8.90625       $2,053,451.72       $708.10

(1)  This Registration Statement shall also cover any additional shares of common stock which become issuable under the Amdahl Corporation Stock Option Plan of DMR Group
Inc.("DMR Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number the Company's outstanding shares of common stock.

(2)  Solely for the purpose of calculating the registration fee, the price per share of common stock has been estimated in accordance with Rule 457(h).  Accordingly, the price per share of the common stock offered under the DMR Plan, has been estimated at $8.90625, based on the average of the lowest and highest selling prices of the Company's common stock on the American Stock Exchange on March 20, 1996.

                             PART II

        Information Required in the Registration Statement

Item 3.   Incorporation of Documents by Reference

     Amdahl Corporation (the "Registrant" or the "Company") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 29, 1995, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "1934 Act").

     All reports and documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

     The Company's authorized capital stock consists of 200,000,000 shares of common stock, par value of $.05 per share, and 5,000,000 shares of Preferred Stock, par value of $1.00 per share. As of March 20, 1996 there were 119,815,039 shares of common stock outstanding, and no shares of Preferred Stock outstanding.

Common Stock

     Dividends. Subject to the restrictions described under "Preferred Stock" below, holders of common stock are entitled to such dividends as may be declared by the Board of Directors (the
"Board") out of funds legally available therefor.

     Voting Rights.  Holders of common stock are entitled to one
(1) vote per share on all matters submitted to a vote of holders of common stock except that holders are entitled to cumulate their votes in the election of directors.

     Liquidation Rights. Upon liquidation or dissolution of the Company, after satisfaction of any liquidation preferences of the outstanding Preferred Stock (if any), holders of common stock are entitled to receive pro rata all assets remaining available for distribution to stockholders.

     Other. All outstanding shares of common stock are, and all shares of common stock issued pursuant to the provisions of the Plans will, upon the receipt of payment therefor, be validly issued, fully paid and nonassessable. Holders of common stock have no preemptive rights.

Preferred Stock

     Preferred Stock may be issued from time to time in one or more series, each of such series to have such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions that are not set in the Company's Restated Certificate of Incorporation, as the Board determines.

     Dividends. The Board may fix by resolution(s) the relative priority of each series in relation to other series, the rate on shares of each series and the necessary dates to effectuate a dividend declaration. Also, the Board may set the limitations and restrictions that effect the common stock while any Preferred Stock is outstanding upon the payment of dividends.

     Conversion. The Board may fix by resolution(s) whether or not shares of a series are convertible, the method of conversion and all terms and conditions for such conversion.

     Sinking Fund. The Board may determine by resolution(s) whether or not shares of a series shall be subject to the operation of a sinking fund and the terms and provisions relative to the operation thereof.

     Redemption. The Board may fix by resolution(s) the terms and conditions and the restrictions and limitations applicable to each series in regards to the redemption of shares, to the extent that such are not set in the Restated Certificate of Incorporation.

     Voting Rights. Except as stated in the Restated Certificate of Incorporation, required by law or as may be provided in the resolution(s) adopted by the Board providing for the issuance of any series of Preferred Stock, no holder of Preferred Stock shall have any voting powers as to any manners upon which stockholders of the Corporation have the right to vote.

     Liquidation Rights. The Board may fix by resolution(s) the relative priority of each series in relation to other series and the amount(s) the stockholders of each series shall be entitled to receive. Also, the Board may set limitations and restrictions that effect the common stock while any Preferred Stock is outstanding upon the distribution of assets on liquidation.

Item 5.   Interests of Named Experts and Counsel

     Not Applicable

Item 6.  Indemnification of Directors and Officers

     Section 145 of the General Corporation Law of Delaware and the Registrant's Restated Bylaws contain provisions authorizing the indemnification of corporate directors and officers against certain liabilities and expenses incurred in connection with proceedings involving such persons in their capacities as directors and officers, including proceedings under the Securities Act of 1933 ("1933 Act") or the 1934 Act.

     Article IX of the Bylaws requires the Registrant to indemnify all directors and officers to the fullest extent permitted by Delaware law and also provides for the advancement of expenses to officers and directors in connection with their defense of civil or criminal proceedings upon the written undertaking of the director or officer to repay the advance in the event it is ultimately determined that such individual is not entitled to indemnification under the General Corporation Law of Delaware.

     In addition, the Registrant has entered into supplemental indemnification agreements with its directors which broaden the scope of indemnity beyond that expressly provided by the Bylaws and the Delaware General Corporation Law. These supplemental contracts are permissible under Delaware General Corporation Law and have been approved by the Registrant's stockholders. The agreements provide the directors with indemnification to the fullest possible extent permitted by law against all expenses (including attorney fees), judgments, fines and settlement amounts incurred or paid by them in any action or proceeding (including any action by or in the right of the Registrant) by reason of their service either as a director, officer, employee or agent of the Registrant or, at the Registrant's request, as a director, officer, agent or employee of another company, partnership, joint venture, trust or other enterprise. However, no indemnity will be provided to any director with respect to conduct which is adjudged to be knowingly fraudulent, deliberately dishonest or to constitute willful misconduct.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

Item 7.   Exemption from Registration Claimed

     Not applicable.

Item 8.   Exhibits

4(a) Amdahl Corporation Stock Option Plan of DMR Group Inc.

4(b) Form of Stock Option Agreement under the Amdahl Corporation
     Stock Option Plan of DMR Group Inc.

4(c) Form of Stock Option Assumption Agreement between Amdahl
     Corporation and optionees under the Amdahl Corporation Stock
     Option Plan of DMR Group Inc.

23(a)Consent of Counsel

23(b)Consent of Independent Public Accountants

24   Power of Attorney

Item 9.   Undertakings

     A.   The undersigned Registrant hereby undertakes:   (1) to
file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses
(1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 132 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the Registrant's 1994 Plan.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controller person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 25th day of March, 1996.


                              AMDAHL CORPORATION



                              By   /s/ John C. Lewis
                                   -------------------
                                   John C. Lewis
                                   Chairman of the Board,
                                   Chief Executive Officer and
                                   President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                Title                    Date
---------                -----                    ----

/s/John C. Lewis         Chairman of the Board    March 25, 1996
------------------       Chief Executive Officer
E. Joseph Zemke          and President
                         (Principal Executive Officer)

/s/Ernest B. Thompson    Vice President and       March 25, 1996
---------------------    Controller
Ernest B. Thompson       (Principal Accounting Officer)

/s/Bruce J. Ryan         Executive Vice           March 25, 1996
----------------         President, Chief
Bruce J. Ryan            Financial Officer and
                         Corporate Secretary
                         (Principal Financial Officer)

Keizo Fukagawa*          Director
-----------------
Keizo Fukagawa

Michael R. Hallman*      Director
-------------------
Michael R. Hallman

E.F. Heizer, Jr.*        Director
-------------------
E.F. Heizer, Jr.

Kazuto Kojima*           Director
----------------
Kazuto Kojima

Burton G. Malkiel*       Director
--------------------
Burton G. Malkiel

George R. Packard*       Director
--------------------
George R. Packard

Walter B. Reinhold*      Director
---------------------
Walter B. Reinhold

Takamitsu Tsuchimoto*    Director
-----------------------
Takamitsu Tsuchimoto

J. Sidney Webb*          Director
-----------------
J. Sidney Webb

*  By:  /s/Bruce J. Ryan      Attorney in Fact    March 25, 1996
        ----------------
        Bruce J. Ryan

                         EXHIBIT INDEX


Exhibit No.    Description
-----------    -----------

4(a)           Amdahl Corporation Stock Option Plan of DMR Group Inc.

4(b)           Form of Stock Option Agreement under the Amdahl
               Corporation Stock Option Plan of DMR Group Inc.

4(c)           Form of Stock Option Assumption Agreement between
               Amdahl Corporation and optionee under the Amdahl
               Corporation Stock Option Plan of DMR Group Inc.

23(a)          Consent of Counsel

23(b)          Consent of Independent Public Accountants

24             Power of Attorney